Exhibit 10.9.2

3. Nachtrag zum	3rd Amendment to

Dienstvertrag	Service Agreement

zwischen	between

	der W.E.T. Automotive Systems Aktiengesellschaft		W.E.T. Automotive Systems Aktiengesellschaft

	Rudolf-Diesel-Str. 12, 85235 Odelzhausen, -vertreten durch den Aufsichtsrat, dieser wiederum vertreten durch den Aufsichtsratsvorsitzenden, Herrn Dr. Franz Scherer — (die “Gesellschaft”),		Rudolf-Diesel-Str. 12, 85235 Odelzhausen Germany-represented by the supervisory board the latter represented by its chairman, Dr. Franz Scherer — (the “the Company”)

	und		and

	Herrn Frithjof Oldorff Ligsalzstr. 2, 85241 Hebertshausen (“FO”, gemeinsam mit der Gesellschaft die “Parteien”).		Mr. Frithjoff Oldorff Ligsalzstr. 2, 85241 Hebertshausen Germany (“FO”, together with the Company the “Parties”).

	I.		I.

	Präambel		Preamble

1.	Die Parteien haben am 15. Mai 2007 einen Dienstvertrag geschlossen, (der “Dienstvertrag”), der durch Nachträge vom 30. Januar 2010 (“Erster Nachtrag”) und [4. Juli] 2011 (“Zweiter Nachtrag”) geändert und ergänzt wurde. Dieser Nachtrag ändert/ergänzt Regelungen im Dienstvertrag, ohne diesen und seine Nachträge zu ersetzen. Diese bleiben in Gänze gültig.	1.	The parties have entered into, on 15 May 2007, a service agreement (the “Service Agreement”), which was amended and supplemented by the amendments dated 30 January 2010 (“First Amendment”) and [4 July]. 2011. (“Second Amendment”). - This addendum superseeds certain specifications of the original service agreement and earlier amendments, which however remain valid in their entirety.

	II.		II.

	§ 1		§1

	Position / Vertretung		Position / Representation

	Entsprechend der gegenwärtigen Aufgabenverteilung im Vorstand. — Seitens des beherrschenden Mehrheitsaktionärs liegt die Zusicherung vor, dass F.O. die Rolle des COO für die gesamte Gentherm Gruppe wahrnehmen soll.		As currently definded in the “Vorstand Role and Responsabilities”. The controlling shareholder has designated F. O. in the role of COO for the entire Gentherm Group.

	§ 2		§ 2

	Vergütung		Renumeration

1.	F.O. erhält ein jährliches Bruttogehalt von €350.000,00 (Grundgehalt)	1.	F.O. is entitled to an annual gross salary in the amount of €350.000,00. (Base Salary).
2.	Es ist geplant, die Regelung der jährlichen erfolgsabhängen Tantieme (annex 2.2) mit Wirkung 2014 zu ersetzen durch ein für alle Gentherm “Executives” gültiges System. Mit Einführung des neuen Systems werden Guthaben aus Annex 2.2, alt, Bonus Bank, zur Zahlung fällig.	2.	It is planned to replace the performance based annual management Bonus (annex 2.2) by a system, applicable to all Gentherm executives from 2014 on. Effective date of validity of the new System, the claims accumulated according to annex 2.2 previous System, will be payable.

	§ 10		§ 10

	Laufze		Term

	Diese Vereinbarung wird mit Wirkung zum 1.01.2014 geschlossen und endet ohne dass es einer Kündigung bedarf am 31.12.2016.		This agreement is entered into as of 1.01.2014 and ends 31.12.2016 with out a termination declaration necessary.

	Odelzhausen, den

/s/ Franz Scherer	/s/ Frithjoff Oldorff
Franz Scherer	Frithjoff Oldorff